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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ____________

                                    Form 8-K


                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):    August 13, 1996



                            CALIFORNIA JOCKEY CLUB
    _______________________________________________________________________
             (Exact name of registrant as specified in its charter)


   Delaware                      001-09319                     94-0358820
- -------------             ---------------------             -----------------
  (State of              (Commission File Number)             (IRS Employer
Incorporation)                                              Identification No.)


           2600 South Delaware Street, San Mateo, California, 94403
    _______________________________________________________________________
              (Address of principal executive offices) (Zip Code)


                                 (415) 573-4514
    _______________________________________________________________________
              (Registrant's telephone number, including area code)


    _______________________________________________________________________
         (former name or former address, if changed since last report)



                                 Total Pages 14



                   Index to Exhibits appears on page 6 herein
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Item 5.   Other Events.

Legal Proceedings:

           On August 13, 1996, the California Jockey Club ("CJC") filed a lawsuit against Bay Meadows Operating Company ("BMOC"), certain of BMOC's officers, the California Jockey Club Shareholders Committee and its nominees in the U.S. District Court for the Northern District of California in San Francisco. A copy of the press release issued by CJC on August 14, 1996 describing the lawsuit is filed as Exhibit 99.01 to this Report and is incorporated herein by reference.

Agreement with Hudson Bay Partners, L.P.:

           On August 18, 1996, CJC entered into a Formation Agreement with Hudson Bay Partners, L.P. ("Hudson Bay") relating to a proposed reorganization and a $300,000,000 financing transaction (the "Reorganization") with Hudson Bay. The Formation Agreement contemplates that BMOC will become a party to the transaction once it executes the Formation Agreement. A copy of the press release issued by CJC on August 19, 1996 describing the Reorganization is filed as Exhibit 99.02 to this Report and is incorporated herein by reference.

           The Reorganization will involve a number of related transactions that will occur simultaneously on the date of the consummation of the Reorganization (the "Closing Date") pursuant to the terms of the Formation Agreement. Such transactions include (i) the contribution by CJC to a newly formed limited partnership (the "Realty Partnership") of all of its assets and liabilities in exchange for an approximate 27.8% interest as a general partner in the Realty Partnership, (ii) the contribution by BMOC to a newly formed limited partnership (the "Operating Partnership") of all of its assets and liabilities in exchange for an approximate 27.8% interest as a general partner in the Operating Partnership, (iii) the commitment by Hudson Bay, to be drawn on from time to time as requested by CJC and BMOC as general partners of, and on behalf of, the Realty Partnership and the Operating Partnership but in any event such commitment to be fully paid by the end of the third year following the Closing Date, of an aggregate amount of $300,000,000 in cash which will be exchanged for 15,000,000 limited partnership units in each of the Realty Partnership and the Operating Partnership (at a price per pair of limited partnership units of $20.00) representing the remaining approximate 72.2% interest in the Realty Partnership and Operating Partnership (such limited partnership units to be issued as contributions are made), (iv) the issuance by the Realty Partnership and the Operating Partnership to Hudson Bay of a warrant to acquire up to 5,000,000 additional limited partnership units in the Realty Partnership and the Operating Partnership at a price per pair of limited partnership units of $25.69 and (v) the issuance by CJC and BMOC to certain members of management to be appointed after the Closing Date of options to acquire up to 576,300 shares of common stock of CJC and BMOC (such shares of CJC and BMOC being referred to herein as "Paired Shares"). Of these options, Mr. David H. Lesser, an affiliate of Hudson Bay, would receive options to acquire 288,150 Paired Shares at a price per Paired Share of $17.125 and options for the remaining Paired Shares would be granted to others to be named later at an exercise price equal to fair market value on the date of grant.





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           The limited partnership units of the Realty Partnership and the
Operating Partnership to be held by Hudson Bay will (subject to the ownership limitation provisions of CJC and BMOC which are designed to preserve the status of CJC as a REIT for tax purposes) be exchangeable, together but not separately, for, at the option of CJC and BMOC, either cash, Paired Shares of CJC and BMOC representing up to approximately 72.2% of the Paired Shares after such exchange, or a combination of cash and such Paired Shares.

           Prior to the Closing Date, CJC shall cause the Board of Directors of CJC to consist of five directors, and Hudson Bay will be entitled to designate three individuals to be nominated in the Proxy Statement by the Board of Directors of CJC (the "Hudson Bay CJC Nominees"), such nominees to take office effective upon their election at the meeting of stockholders of CJC referred to below. BMOC shall cause the Board of Directors of BMOC to consist of five directors, and Hudson Bay will be entitled to designate three individuals to be nominated in the Proxy Statement by the Board of Directors of BMOC (the "Hudson Bay BMOC Nominees"), such nominees to take office effective upon their election at the meeting of stockholders of BMOC referred to below. CJC and BMOC shall also cause their respective by-laws to be amended to provide that so long as Hudson Bay has not completed its payment of $300,000,000 of capital contributions (i) the Board of Directors of CJC and BMOC, respectively, may not have more or less than five members unless such expansion or contraction is approved by a majority of the Board of Directors and by the directors who are not Hudson Bay Nominees (the "Non-Hudson Directors") acting as a committee (the "Non-Hudson Committee"), (ii) in connection with any election of Directors, the Board of Directors shall use its commercially reasonable best efforts to nominate each Non-Hudson Director (or successor designated pursuant to clause
(iv) below) for election as a director to the Board of Directors, (iii) the Non-Hudson Directors may not be removed by the Board of Directors, (iv) the Board of Directors shall use its commercially reasonable best efforts to nominate and appoint as a successor to any Non-Hudson Director who retires or resigns from the Board of Directors the person designated by such Non-Hudson Director, so long as such person is approved by the Board of Directors, which approval shall not be unreasonably withheld or delayed, (v) the timing and amounts of drawings of the above-described capital contributions to the Realty Partnership and the Operating Partnership may be determined either by a majority of the entire Board of Directors or by the Non-Hudson Committee, (vi) every committee and subcommittee of the Board of Directors shall include as a member at least one Non-Hudson Director, (vii) the Non-Hudson Committee shall have exclusive decision-making authority for the Board of Directors in respect of either of the following actions: (a) make any decision or take, or omit to take, any action, on CJC's or BMOC's behalf, as the case may be, with respect to any transaction involving or relating to in any way Hudson Bay or any of its affiliates or associates; and (b) make any decision or take, or omit to take, any action, on CJC's or BMOC's behalf, as the case may be, with respect to any agreements between Hudson Bay or any of its affiliates or associates, on the one hand, and CJC or BMOC, as the case may be, or any of its affiliates or associates, on the other hand, and the foregoing amendments to the by-laws may not be amended without the consent of the Non-Hudson Committee. During the time prior to the completion of the $300,000,000 capital contribution, the Board of Directors of each of CJC and BMOC would also be required to use its commercially reasonable best efforts to nominate for election in connection with each election of directors three individuals identified by Hudson Bay. Hudson Bay also agreed that it would not transfer beneficial ownership, or enter into any agreement to transfer beneficial ownership, of any of its shares of capital stock of CJC or BMOC, as the case





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may be, for a period of two years starting as of the Closing Date unless Hudson
Bay receives the approval of a majority of the Board of Directors and of the Non-Hudson Committee.

           Consummation of the Reorganization is subject to, among other things, approval of the Reorganization and certain related matters by the stockholders of CJC and the stockholders of BMOC and any required approval by horse racing authorities in California. Hudson Bay's obligations are conditioned, among other things, on the receipt of financing necessary for Hudson Bay to meet its obligations under the Formation Agreement described below and completion of a due diligence review of CJC and BMOC (each of which conditions expires on the 45th day after BMOC executes the Formation Agreement). CJC's obligations are conditioned, among other things, on being reasonably satisfied of the availability of funds from Hudson Bay. If BMOC does not execute the Formation Agreement by September 17, 1996, then Hudson Bay may elect to terminate the transaction thereafter. A proxy statement seeking approval of the Reorganization and related matters will be prepared and will be sent to stockholders of CJC and stockholders of BMOC for a meeting expected to be held within 90 days after BMOC executes the Formation Agreement. The Reorganization is expected to be consummated promptly after the meeting of stockholders.





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                                   SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 22, 1996

                                  CALIFORNIA JOCKEY CLUB



                                  By:  /s/ Kjell H. Qvale
                                     -------------------------------------------
                                     Name:   Kjell H. Qvale
                                     Title:  Chairman of the Board and Secretary





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                                 EXHIBIT INDEX

Exhibits.


  99.01    Press Release dated August 14, 1996 issued by California Jockey Club.

  99.02    Press Release dated August 19, 1996 issued by California Jockey Club.





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